BlackRock Funds II (the "Registrant")
BlackRock Credit Strategies Income Fund (the "Fund")

77Q1(e):

Copies of any new or amended Registrant investment advisory contracts

Attached please find as an exhibit to sub-item 77Q1(e) of Form
N-SAR, a copy of the Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock (Singapore) Limited with respect to the Fund.





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Exhibit 77Q1(e)
SUB-ADVISORY AGREEMENT
        AGREEMENT dated as of             , 2016, between
BlackRock Advisors, LLC, a Delaware limited liability company ("Adviser"), and BlackRock (Singapore) Limited, a company incorporated under the laws of Singapore ("Sub-Adviser").
        WHEREAS, Adviser has agreed to furnish investment advisory services to BlackRock Credit Strategies Income Fund (formerly, BlackRock Secured Credit Portfolio) (the "Portfolio") of
BlackRock Funds II, a Massachusetts business trust (the "Fund"), which is an open-end, management investment company registered under the Investment Company Act of 1940, as amended ("1940
Act");
        WHEREAS, Adviser wishes to retain Sub-Adviser to provide it with certain sub-advisory services as described below in connection with Adviser's advisory activities on behalf of the Portfolio;
        WHEREAS, the investment advisory agreement between Adviser and the Fund dated May 31, 2007, as amended from time to time (such agreement or the most recent successor agreement between such parties relating to advisory services to the Portfolio is referred to herein as the "Advisory Agreement") contemplates that Adviser may appoint a sub-advisor to perform investment advisory services with respect to the Portfolio; and
        WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth.
        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed between the parties hereto as follows:
        1. Appointment. Adviser hereby appoints Sub-Adviser to act as sub-advisor with respect to the Portfolio as provided in
Section 2 of the Advisory Agreement. Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.
        2. Services of Sub-Adviser. Subject to the succeeding provisions of this section and the oversight and supervision of Adviser and the Fund's Board of Trustees (the "Board of Trustees"), Sub-Adviser will perform certain of the day-to-day operations of the Portfolio which may include one or more of the following services: (i) act as investment advisor for and manage the investment and reinvestment of those assets of the Portfolio as Adviser may from time to time request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Portfolio and in
voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Portfolio; (ii) provide investment research and credit analysis concerning the Portfolio's investments; (iii) assist in determining what portion of the Portfolio's assets will be invested in cash and cash equivalents and money market instruments; (iv) place orders for all purchases and sales of investments, other than short-term cash equivalents made for the Portfolio; and (v) maintain the books and records as are required to support Fund operations (in conjunction with record-keeping and accounting functions performed by Adviser). At the request of Adviser, Sub-Adviser will also, subject to the oversight and supervision of Adviser and the Fund's Board of Trustees, provide to Adviser or the Fund any of the facilities and equipment and perform any of the services described in
Section 4 of the Advisory Agreement. In addition, Sub-Adviser will keep the Fund and Adviser informed of developments
materially affecting the Portfolio and shall, on its own initiative, furnish to the Fund from time to time whatever information Sub-Adviser believes appropriate for this purpose. Sub-Adviser will periodically communicate to Adviser, at such times as Adviser may direct, information concerning the purchase and sale of securities for the Portfolio, including (i) the name of the issuer, (ii) the amount of the purchase or sale, (iii)
the name of the broker or dealer, if any, through which the purchase or sale will be effected, (iv) the CUSIP number of the instrument, if any, and (v) such other information as Adviser may reasonably require for purposes of fulfilling its
obligations to the Fund under the Advisory Agreement. Sub-
Adviser will provide the services rendered by it under this Agreement in accordance with the Portfolio's investment objective, policies and restrictions as stated in the
Portfolio's prospectus and statement of additional information
(as currently in effect and as they may be amended or
supplemented from time to time), and the resolutions of the
Fund's Board of Trustees.
        3. Other Sub-Adviser Covenants.
             (a) In the performance of its duties under this Agreement, the Sub-Adviser shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act") and all applicable Rules and Regulations of the Securities and Exchange Commission (the "SEC"); (ii) any other applicable provision of law; (iii) the provisions of the Declaration of Trust and Amended and Restated Code of Regulations of the Fund, as such documents are amended from time to time; (iv) the investment objectives and policies of the Portfolio as set forth in the Portfolio's Registration Statement on Form N-1A and/or the resolutions of the Board of Trustees; and (v) any policies and determinations of the Board of Trustees of the Fund.
             (b) Sub-Adviser further agrees that it:
    (i) will place orders either directly with the
issuer or with any broker or dealer. Subject to the
other provisions of this paragraph, in placing orders
with brokers and dealers, Sub-Adviser will attempt to
obtain the best price and the most favorable
execution of orders. In placing orders, Sub-Adviser
will consider the experience and skill of the firm's
securities traders as well as the firm's financial
responsibility and administrative efficiency.
Consistent with this obligation, Sub-Adviser may,
subject to the approval of the Fund's Board of
Trustees, select brokers on the basis of the
research, statistical and pricing services they
provide to the Portfolio and other clients of Adviser
or Sub-Adviser. Information and research received
from such brokers will be in addition to, and not in
lieu of, the services required to be performed by
Sub-Adviser hereunder. A commission paid to such
brokers may be higher than that which another
qualified broker would have charged for effecting the
same transaction, provided that Sub-Adviser
determines in good faith that such commission is
reasonable in terms of either the transaction or the
overall responsibility of Adviser and Sub-Adviser to
the Portfolio and their other clients and that the
total commissions paid by the Portfolio will be
reasonable in relation to the benefits to the
Portfolio over the long-term. In no instance,
however, will the Portfolio's securities be purchased
from or sold to Adviser, Sub-Adviser, the Fund's
distributor or any affiliated person thereof, except
to the extent permitted by the SEC or by applicable
law. It is understood that Sub-Adviser may utilize
affiliates in connection with the placement of orders
with issuers and brokers or dealers, but such use of
affiliates shall not affect the responsibility of
Sub-Adviser to Adviser for such activities. Subject
to the foregoing and the provisions of the 1940 Act,
the Securities Exchange Act of 1934, as amended, and
other applicable provisions of law, Sub-Adviser may
select brokers and dealers with which it or the Fund
is affiliated;
    (ii) will maintain or cause Adviser to maintain
books and records with respect to the Portfolio's
securities transactions and will furnish Adviser and
the Fund's Board of Trustees such periodic and
special reports as they may request;
    (iii) will maintain a policy and practice of
conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When Sub-Adviser makes investment
recommendations for the Portfolio, its investment
advisory personnel will not inquire or take into
consideration whether the issuer of securities
proposed for purchase or sale for the Portfolio's
account are customers of the commercial departments
of its affiliates. In dealing with commercial
customers of its affiliates, Sub-Adviser will not
inquire or take into consideration whether securities
of those customers are held by the Fund; and
    (iv) will treat confidentially and as proprietary
information of the Fund all records and other
information relative to the Fund, any of the
Portfolio's and the Fund's prior, current or
potential shareholders, and will not use such records
and information for any purpose other than
performance of its responsibilities and duties
hereunder, except after prior notification to and
approval in writing by the Fund, which approval shall
not be unreasonably withheld and may not be withheld
where Sub-Adviser may be exposed to civil or criminal
contempt proceedings for failure to comply, when
requested to divulge such information by duly
constituted authorities, or when so requested by the
Fund.
        4. Services Not Exclusive. Nothing in this Agreement shall prevent the Sub-Adviser or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Adviser or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Adviser will
undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

        5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act (to the extent such books and records are not maintained by Adviser).
        6. Expenses. During the term of this Agreement, Sub-Adviser will bear all costs and expenses of its employees and any overhead incurred by Sub-Adviser in connection with its duties hereunder; provided that the Board of Trustees of the Fund may approve reimbursement to Sub-Adviser of the pro rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Portfolio operations (including, without limitation, compliance matters) (other than the provision of investment advice and administrative services required to be provided hereunder) of all personnel employed by Sub-Adviser who devote substantial time to Portfolio operations or the operations of other investment companies advised or sub-advised by Sub-Adviser.
        7. Compensation.
             (a) Adviser agrees to pay to Sub-Adviser and Sub-Adviser agrees to accept as full compensation for all services rendered by Sub-Adviser as such a fee, computed daily and payable monthly, at the annual rate set forth on Schedule A attached hereto. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.
             (b) For purposes of this Agreement, the net assets of the Portfolio shall be calculated pursuant to the procedures adopted by resolutions of the Board of Trustees of the Fund for calculating the value of the Fund's assets or delegating such calculations to third parties.
             (c) If Adviser waives any or all of its advisory fee payable under the Advisory Agreement, or reimburses the Fund pursuant to Section 8(b) of that Agreement, with respect to the Portfolio, Sub-Adviser will bear its share of the amount of such waiver or reimbursement by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees that would otherwise be paid to it hereunder with respect to the Portfolio to the aggregate fees that would otherwise be paid by the Fund to Adviser under the Advisory Agreement with respect to the Portfolio. Adviser shall inform Sub-Adviser prior to waiving any advisory fees.
        8. Limitation of Liability. Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by Adviser or by the Fund or the Portfolio in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement. As used in this Section 8, the term "Sub-Adviser" shall include any affiliates of the Sub-Adviser performing services for the Portfolio contemplated hereby and partners, directors, officers and employees of the Sub-Adviser and such affiliates.

    The names "BlackRock Funds II" and "Trustees" of BlackRock Funds II refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated April 26, 2007, which is hereby referred to and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and at the principal office of the Fund, as may be amended from time to time. The obligations of "BlackRock Funds II" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Fund personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Fund must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Fund.
        9. Duration and Termination. This Agreement will become effective as of the date hereof and, unless sooner terminated with respect to the Portfolio as provided herein, shall continue in effect with respect to the Portfolio for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Portfolio for successive periods of 12 months, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Fund's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Fund's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Portfolio. Notwithstanding the foregoing, this Agreement may be terminated with respect to the Portfolio at any time, without the payment of any penalty, by the Fund (by vote of the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio), or by Adviser or Sub-Adviser on sixty days' written notice, and will terminate automatically upon any termination of the Advisory Agreement between the Fund and Adviser. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms in the 1940 Act.)
        10. Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.
        11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.
        12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

        13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions, conflict with the applicable provisions of the 1940 Act, the latter shall control.
        14. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.




        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.






BLACKROCK ADVISORS, LLC
By:
Name:
Title:



BLACKROCK (SINGAPORE) LIMITED
By:
Name:
Title:



BLACKROCK (SINGAPORE) LIMITED
By:
Name:
Title:



AGREED AND ACCEPTED as of the date first set forth above

BLACKROCK FUNDS II, on behalf of BlackRock Credit Strategies Income Fund


By.
Name:
Title:




Schedule A
Sub-Investment Advisory Fee

    Pursuant to Section 7, for that portion of the Portfolio for which the Sub-Adviser acts as sub-advisor, Adviser shall pay a fee to Sub-Adviser equal to [ ]% of the advisory fee received by the Adviser from the Portfolio with respect to such portion, net of: (i) expense waivers and reimbursements, (ii) expenses relating to distribution and sales support activities borne by the Adviser, and (iii) administrative, networking, recordkeeping, sub-transfer agency and shareholder services expenses borne by the Adviser.